Dated July 12, 2018
SEVENTH SUPPLEMENTAL INDENTURE
to
INDENTURE
DATED AS OF AUGUST 2, 2013
in respect of
£100,000,000 8.375% SENIOR SECURED NOTES DUE 2020

among
CABOT FINANCIAL (LUXEMBOURG) S.A.
as Issuer
CABOT FINANCIAL LIMITED
as Company
CITIBANK, N.A., LONDON BRANCH
as Trustee
and certain Guarantors named herein

TABLE OF CONTENTS
Section 1. Capitalized Terms.
Section 2. Effectiveness; Conditions Precedent.
Section 3. Amendments.
Section 4. Intercreditor Agreements.
Section 5. Global Notes.
Section 6. Ratification and Effect.
Section 7. Governing Law.
Section 8. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
Section 9. Counterpart Originals.
Section 10. The Trustee.
Section 11. Effect of Headings.
Section 12. Conflicts.
Section 13. Entire Agreement.
Section 14. Successors.

This SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 12, 2018, among the Guarantors named in Schedule 1 hereto (each, a “Guarantor”, and together, the “Guarantors”), CABOT FINANCIAL (LUXEMBOURG) S.A., a société anonyme incorporated under Luxembourg law with registered office at L-5365 Munsbach, 6, rue Gabriel Lippmann, registered with the register of commerce and companies of Luxembourg under the number B-171245 (the “Issuer”), CABOT FINANCIAL LIMITED, a limited liability company incorporated under the laws of England and Wales (the “Company”), and CITIBANK, N.A., LONDON BRANCH, as trustee (the “Trustee”), under the Indenture referred to below.
RECITALS
WHEREAS the Issuer, the Company, and the Trustee are parties to an Indenture, dated as of August 2, 2013 (as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture (each as defined below), the “Indenture”), providing for the issuance of the Issuer’s 8.375% Senior Secured Notes due 2020 (the “Notes”).
WHEREAS, the Issuer, the Guarantors party thereto and the Trustee have entered into the first supplemental indenture to the Indenture dated as of March 14, 2014 (the “First Supplemental Indenture”), the second supplemental indenture to the Indenture dated as of May 19, 2014 (the “Second Supplemental Indenture”), the third supplemental indenture to the Indenture dated as of May 28, 2015 (the “Third Supplemental Indenture”), the fourth supplemental indenture to the Indenture dated as of July 28, 2015 (the “Fourth Supplemental Indenture”), the fifth supplemental indenture to the Indenture dated as of November 11, 2015 (the “Fifth Supplemental Indenture”) and the sixth supplemental indenture to the Indenture dated as of July 25, 2016 (the “Sixth Supplemental Indenture”), pursuant to which certain amendments set out therein became operative in accordance with the terms thereof.
WHEREAS, pursuant to the first paragraph of Section 9.02 of the Indenture (and with respect to the Intercreditor Agreements (as defined in the Indenture) Section 12.06 of the Indenture and/or Clause 30.1(a) of each Intercreditor Agreement), the Issuer, the Guarantors and the Trustee may amend or supplement certain provisions of the Note Documents (as defined in the Indenture) with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding or compliance with certain provisions of the Note Documents may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.
WHEREAS, upon the terms and subject to the conditions set forth in its consent solicitation statement, dated as of July 5, 2018 (the “Consent Solicitation Statement”), the Issuer has solicited consents of the Holders of Notes to the 2020 Proposed Amendments (as defined in the Consent Solicitation Statement), which, for the avoidance of doubt do not impair or affect a Holder’s right to receive principal, premium, if any, or interest on the Note held by such Holder in accordance with Section 6.07 of the Indenture), and the Issuer has now obtained such consents from the Holders of at least a majority in principal amount of the outstanding Notes, and as such, this Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this Supplemental Indenture and the Trustee’s and the Security Agent’s entry, or authorization, as the case may be, of any ICA Amendment Agreement (as defined in Section 4) are authorized pursuant to the first paragraph of Section 9.02 of the Indenture or, in the case of amendments to the Intercreditor Agreements, 12.06 of the Indenture and/or Clause 30.1(a) of the Intercreditor Agreements.
WHEREAS, Lucid Issuer Services Limited, as tabulation agent under the Consent Solicitation Statement, has advised the Issuer and the Trustee that it has received validly executed consents to the 2020

Proposed Amendments from Holders representing a majority in aggregate principal amount of the outstanding Notes on or prior to the date hereof and that those consents have not been revoked.
WHEREAS, pursuant to Sections 7.02, 9.02, 9.03, 9.06, 9.07, 12.06, 13.04 and 13.05 of the Indenture, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Issuer, the Guarantors and the Trustee each mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.	Capitalized Terms.
Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.
Section 2.    Effectiveness; Conditions Precedent.
(a)    The Issuer represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Sections 9.02 and 12.06 of the Indenture) have been satisfied in all respects. Pursuant to Section 9.02 and 12.06 of the Indenture, the Holders of at least a majority in principal amount of the outstanding Notes voting as a single class have authorized and directed the Trustee to execute this Supplemental Indenture and to take all steps necessary to give effect to, and permit, the relevant Proposed Amendments (as defined in the Consent Solicitation Statement). The Issuer, the Company, the Guarantors and the Trustee are on this date executing this Supplemental Indenture which will become effective on the date hereof upon execution by each party hereto (the “Effective Date”).
(b)    The amendments set forth in Section 3 shall become operative on the 2020 Indenture Consent Payment Date (as defined in the Consent Solicitation Statement) upon payment of the 2020 Indenture Consent Payment (as defined in the Consent Solicitation Statement) (the “Operative Date”).
(c)    Subject to payment of the 2020 Indenture Consent Payment (as defined in the Consent Solicitation Statement) and receipt of the required consents from the other creditors under the Intercreditor Agreements to the amendments set forth in Section 4, the 2020 Proposed Amendments set forth in Section 4 will become effective and operative at the election of the Issuer at a future date determined by the Issuer in its sole discretion (including through the execution and delivery of the ICA Amendment Agreements).
(d)    Notwithstanding anything to the contrary in this Supplemental Indenture, all of the amendments set forth in Sections 3 and 4 hereof will cease to be operative if the Issuer or an agent on its behalf does not pay the 2020 Indenture Consent Payment (as defined in the Consent Solicitation Statement) to Euroclear and Clearstream on behalf of the Holders on the 2020 Indenture Consent Payment Date (as defined in the Consent Solicitation Statement) as contemplated by the Consent Solicitation Statement.

Section 3.	Amendments.
Pursuant to Section 9.02 of the Indenture and subject to Section 2 hereof, the Company, the Issuer, the Guarantors and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding voting as a single class pursuant to Sections 9.02 and 12.06 of the Indenture) hereby agree to amend or supplement certain provisions of the Indenture, such amendments to be operative at and from the Operative Date, as follows:
(a)    The following definitions in Section 1.01 of the Indenture are hereby amended to read as follows:
““Bankruptcy Law” (a) the U.K. Insolvency Act 1986 or any other bankruptcy, insolvency, liquidation or similar laws of general application, (b) the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors, (c) in relation to the Issuer or any Guarantor incorporated in Luxembourg, any law relating to bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de la faillite) and voluntary or judicial liquidation (liquidation volontaire ou judiciaire) proceedings or for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer and (d) in relation to any Guarantor incorporated in Ireland or otherwise subject to the Companies Act 2014 (as amended) of Ireland (the “Irish Companies Act”), Parts 10, 11 or 12 of the Irish Companies Act or any other bankruptcy, insolvency, examinership, liquidation or similar laws of general application.”
““Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP; provided, however, that any obligations in respect of operating leases as determined under GAAP as in effect on the Issue Date shall not be deemed Capitalized Lease Obligations. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.”
““Existing Cabot Notes” means, collectively, the Existing 2021 Cabot Notes, the Existing 2021 Cabot Floating Rate Notes, and the Existing 2023 Cabot Notes.”
““Immaterial Subsidiary” means any Restricted Subsidiary (other than the Marlin Issuer) that (i) has not guaranteed, or is not a co‑obligor under, any other Indebtedness of the Issuer, the Marlin Issuer, the Existing Floating Rate Notes Issuer or any other Guarantor and (ii) together with its Subsidiaries, accounts for less than 5% of the Total Assets and less than 5% of the Consolidated EBITDA (in each case, measured (a) in the case of the Total Assets, as of the date of the Company’s most recent balance sheet, and in the case of the Consolidated EBITDA, for the four quarters ended most recently for which internal financial statements are available, (b) on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since such balance sheet date or the start of such four‑quarter period, as applicable and (c) on the basis of management accounts and excluding intercompany balances, investments in subsidiaries and joint ventures and intangible assets).”

““Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any purchase of Underlying Portfolio Assets, any Right to Collect Accounts or any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c).”
““Permitted Purchase Obligations” means any Indebtedness Incurred by a Permitted Purchase Obligations SPV to finance or refinance the acquisition of performing, sub‑performing or charged‑off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts) purchased by such Permitted Purchase Obligations SPV, whether directly or through the acquisition of the Capital Stock of any Person owning such assets or otherwise, in an aggregate principal amount not exceeding at the time of the incurrence of such Permitted Purchase Obligations, together with any other Indebtedness incurred pursuant to Section 4.09(b)(12) and then outstanding, 20.0% of the ERC, calculated in good faith on a pro forma basis by management as of the date of purchase of such performing, sub‑performing or charged‑off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or such portfolios (including through the use of Right to Collect Accounts), provided that:
(1) except for the granting of a Lien described in clause (26) of the definition of “Permitted Liens”, no portion of any Permitted Purchase Obligations or any other obligations (contingent or otherwise) of the applicable Permitted Purchase Obligations SPV (i) is guaranteed by the Company or any other Restricted Subsidiary, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way, or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof;
(2) neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve the applicable Permitted Purchase Obligations SPV’s financial condition or cause such entity to achieve certain levels of operating results; and
(3) such Permitted Purchase Obligation is secured (if at all) only over the assets of, and Capital Stock of, the relevant Permitted Purchase Obligations SPV.”
““Priority Hedging Obligations” means designated Hedging Obligations in an aggregate amount outstanding at any time of up to £20.0 million.”
““Secured Indebtedness” means any Indebtedness secured by a Lien (other than Indebtedness Incurred pursuant to Section 4.09(b)(3), (6), (8), (9), (10) or (14)).”

(b)    Sub-clauses (1), (5) and (7) to the definition of “Cash Equivalents” in Section 1.01 of the Indenture are hereby amended to read as follows:
“(1) securities issued or directly and fully Guaranteed or insured by the government of the United States, Canada, the United Kingdom, a member state of the European Union (other than Greece and Portugal), Switzerland or Norway or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;
(5) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, the United Kingdom, any member state of the European Union (other than Greece and Portugal), Switzerland or Norway or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;
(7) bills of exchange issued in the United States, Canada, the United Kingdom, a member state of the European Union (other than Greece and Portugal), Switzerland, Norway or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); and”
(c)    Sub-clauses (7), (8) to the definition of “Consolidated EBITDA” in Section 1.01 of the Indenture are hereby amended to read as follows, and sub-clauses (9), (10) and (11) are hereby added to the definition of “Consolidated EBITDA” in Section 1.01 of the Indenture:
“(7) the amount of management, monitoring, consulting, employment and advisory fees and related expenses paid in such period to the Permitted Holders to the extent permitted by Section 4.11;
(8) other non-cash charges, write-downs or items reducing Consolidated Net Income (excluding any such non-cash charge, write-down or item to the extent it represents an accrual of or reserve for cash charges in any future period) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period);
(9) the proceeds of any business interruption insurance received or that become receivable during such period to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance were included in computing Consolidated Net Income;
(10) payments received or that become receivable with respect to expenses that are covered by indemnification provisions in any agreement entered into by such Person in connection with an acquisition to the extent such expenses were included in computing Consolidated Net Income; and
(11) any amount corresponding to any revaluation of portfolio assets, as determined in good faith by the Board of Directors or an Officer of the Company (to the extent not duplicated with any non-cash charges set forth in clause (8) hereof).”
(d)    Sub-clauses (2) and (3) of the definition of “Investment Grade Securities” in Section 1.01 of the Indenture are hereby amended to read as follows:

“(2) securities issued or directly and fully guaranteed or insured by the United Kingdom, a member state of the European Union (other than Greece and Portugal), or any agency or instrumentality thereof (other than Cash Equivalents);
(3) debt securities or debt instruments with a rating of “BBB-” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and”
(e)    Sub-clause (C)(x) of the definition of “Permitted Collateral Liens” in Section 1.01 of the Indenture is hereby amended to read as follows:
“(C) Liens on the Collateral securing Indebtedness incurred under Section 4.09(a); provided that, in the case of this clause (C), (x) after giving effect to such incurrence on that date, the LTV Ratio is less than 0.725 and”
(f)    Sub-clauses (9), (13) and (18) of the definition of “Permitted Investment” in Section 1.01 of the Indenture are hereby amended to read as follows, and sub-clause (19) is hereby added to the definition of “Consolidated EBITDA” in Section 1.01 of the Indenture:
“(9) Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date, and any extension, modification or renewal of such Investment; provided that the amount of the Investment may be increased as required by the terms of the Investment as in existence on the Issue Date;
(13) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), Subordinated Shareholder Funding or Capital Stock of any Parent as consideration;
(18) Investments in the Notes, the Existing Notes and any Additional Notes and Investments pursuant to the Proceeds Loan and the Existing Proceeds Loans; and
(19) Investments acquired after the Issue Date as a result of the acquisition by the Company or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation.”
(g)    Sub-clause (24) of the definition of “Permitted Liens” in Section 1.01 of the Indenture is hereby amended to read as follows:
“(24) Liens which do not exceed £20.0 million at any one time outstanding;”
(h)    Sub-clauses (1)(a), (2), (5) and (6) of the definition of “Temporary Cash Investments” in Section 1.01 of the Indenture are hereby amended to read as follows:
“(1) any investment in:
(a) direct obligations of, or obligations Guaranteed by, (i) the United States of America or Canada, (ii) the United Kingdom, (iii) any European Union member state (other than Greece and Portugal), (iv) Switzerland or Norway, (v) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country with such funds or (vi) any agency or instrumentality of any such country or member state; or
(2) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by:
(a) any lender under the Senior Facilities Agreement;
(b) any institution authorized to operate as a bank in any of the countries or member states referred to in clause (1)(a) above; or
(c) any bank or trust company organized under the laws of any such country or member state or any political subdivision thereof, in each case, having capital and surplus aggregating in excess of £250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least “A–” by S&P or “A3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;
(5) Investments in securities maturing not more than one year after the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, Canada, the United Kingdom, any European Union member state (other than Greece and Portugal), Switzerland or Norway or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state, and rated at least “BBB–” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);
(6) bills of exchange issued in the United States, Canada, the United Kingdom, a member state of the European Union (other than Greece and Portugal), Switzerland, Norway or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);”
(i)    Section 1.01 of the Indenture is hereby amended to add the following terms and their corresponding definitions to read as follows:
““Existing 2021 Cabot Floating Rate Notes” means the €310 million aggregate principal amount of senior secured floating rate notes due 2021 issued by the Existing Floating Rate Notes Issuer on November 11, 2015 pursuant to the Existing 2021 Cabot Floating Rate Notes Indenture.”
““Existing 2021 Cabot Floating Rate Notes Indenture” means the indenture, dated November 11, 2015, among the Existing Floating Rate Notes Issuer, Citibank, N.A., London Branch, as trustee, principal paying agent and transfer agent, Citigroup Global Markets Deutschland AG, as registrar, J.P. Morgan Europe Limited, as security agent, and the guarantors parties thereto.”

““Existing 2023 Cabot Notes” means the £350 million aggregate principal amount of senior secured 7.50% notes due 2023 issued by the Issuer on October 6, 2016 pursuant to the Existing 2023 Cabot Notes Indenture.”
““Existing 2023 Cabot Notes Indenture” means the indenture, dated October 6, 2016, among the Issuer, Citibank, N.A., London Branch, as trustee, principal paying agent and transfer agent, Citigroup Global Markets Deutschland AG, as registrar, J.P. Morgan Europe Limited, as security agent, and the guarantors parties thereto.”
““Existing Floating Rate Notes Issuer” means Cabot Financial (Luxembourg) II S.A., a société anonyme incorporated under the laws of Luxembourg with its registered office at 6, rue Gabriel Lippmann, L-5365 Munsbach, Luxembourg, registered with the register of commerce and companies of Luxembourg under the number B 201.268, and its successors and assigns.”
““Underlying Portfolio Assets” means performing, sub-performing or charged-off account, loans, receivables, mortgages, debentures or claims or other similar assets or instruments (in each case, however pooled, aggregated, fractionally owned or contractually divided).”
(j)    Section 4.03(1) of the Indenture will hereby be amended to read as follows:
“(1) within 120 days after the end of the Company’s fiscal year beginning with the first fiscal year ending after the Issue Date, annual reports containing, to the extent applicable the following information: (A) audited consolidated balance sheets of the Company or its predecessor as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company or its predecessor for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (B) unaudited pro forma income statement information and balance sheet information of the Company (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates (and provided that such pro forma information will be required only to the extent available without unreasonable expense, in which case the Company will provide, in the case of a material acquisition, acquired company financial statements); (C) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, EBITDA, ERC and liquidity and capital resources of the Company, and a discussion of material commitments and contingencies and critical accounting policies; (D) description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; and (E) a description of material risk factors and material recent developments;”
(k)    Section 4.06(b)(vii) of the Indenture will hereby be amended to read as follows:
“(vii) the entering into and performance of any rights or obligations in respect of (A) contracts and agreements with its officers, directors, employees, consultants and other providers of goods and services; (B) subscription or purchase agreements for securities or preferred equity certificates, public offering rights agreements, voting and other shareholder agreements, engagement letters, underwriting agreements with rating agencies and other agreements in respect of its securities or any offering, sale or issuance thereof; (C) engagement and reliance letters in respect of legal, accounting and other advice or reports commissioned by it, in each case in relation to transactions which are not prohibited by the Indenture; and (D) sale and purchase agreements in respect of any merger and acquisition activities; (viii) professional fees and administration costs in the ordinary course of business as a holding company; (ix) any activities related or reasonably incidental to the establishment or maintenance of its or its Subsidiaries’ corporate existence; (x) any liabilities under any purchase agreement or any other document entered into in connection with the issuance of the Notes, the Existing Cabot Notes or any other Indebtedness permitted under this Indenture (including any Additional Notes) or related to the offering, sale, issuance, servicing, purchase, redemption, amendment, exchange, refinancing or retirement of or investment in the Notes, the Existing Notes or any other Indebtedness permitted to be incurred by this Indenture; and (xi) any other activities which are not specifically listed above and (A) which are ancillary to or related to those listed above or (B) which are de minimis in nature.”
(l)    Section 4.07(a)(4)(C)(ii)(y), (iii)(x), (b)(6), (10), (11) and (15) of the Indenture will hereby be amended to read as follows:
“(ii) 100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with the next succeeding paragraph) of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Existing 2021 Cabot Notes Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Company subsequent to the Existing 2021 Cabot Notes Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made subsequent to the Existing 2021 Cabot Notes Issue Date from such proceeds in reliance on Section 4.07(b)(6) and (z) Excluded Contributions);
(iii) 100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with the last paragraph of this Section 4.07(a)) of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Existing 2021 Cabot Notes Issue Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding (plus the amount of any cash, and the fair market value (as determined in accordance with the next succeeding paragraph) of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange) but excluding (x) Net Cash Proceeds to the extent that any Restricted Payment has been made subsequent to the Existing 2021 Cabot Notes Issue Date from such proceeds in reliance on Section 4.07(b)(6) and (y) Excluded Contributions);
(6) the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of any Parent (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of any Parent (including any options, warrants or other rights in respect thereof), in each case from Management Investors; provided that such payments, loans, advances, dividends or distributions do not exceed an amount (net of repayments of any such loans or advances) equal to (a) £5.0 million plus (b) £2.0 million multiplied by the number of calendar years that have commenced since September 20, 2012 plus (c) the Net Cash Proceeds received by the Company or its Restricted Subsidiaries since the Existing 2021 Cabot Notes Issue Date (including through receipt of proceeds from the issuance or sale of its Capital Stock or Subordinated Shareholder Funding to a Parent) from, or as a contribution to the equity (in each case under this clause (c), other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Company from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 4.07(a)(C)(ii) or Section 4.07(a)(C)(iii);
(10) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment by the Company of, or loans, advances, dividends or distributions to any Parent to pay, dividends on the common stock or common equity interests of the Company or any Parent following a Public Offering of such common stock or common equity interests, in an amount not to exceed in any fiscal year the greater of (a) 6% of the Net Cash Proceeds received by the Company from such Public Offering or contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Company or contributed as Subordinated Shareholder Funding to the Company, in each case from the Net Cash Proceeds of a Public Offering and (b) following the Initial Public Offering, an amount equal to the greater of (i) the greater of (A) 7% of the Market Capitalization and (ii) 7% of the IPO Market Capitalization; provided that after giving pro forma effect to such loans, advances, dividends or distributions, the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries shall be equal to or less than 3.0 to 1.0; and (ii) the greater of (B) 6% of the Market Capitalization and (ii) 6% of the IPO Market Capitalization; provided that after giving pro forma effect to such loans, advances, dividends or distributions, the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries shall be equal to or less than 3.5 to 1.0;

(11) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), (a) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed £35.0 million and (b) any Restricted Payment (including loans or advances); provided that the Consolidated Leverage Ratio on a pro forma basis after giving effect to any such Restricted Payment does not exceed 2.50 to 1.0;

(15) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries.”

(m)    Section 4.08(b)(11) of the Indenture will hereby be amended to read as follows:
“(11) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.09 if (a) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than (i) the encumbrances and restrictions contained in the Senior Facilities Agreement, together with the security documents associated therewith as in effect on the Issue Date or (ii) as is customary in comparable financings (as determined in good faith by the Company) or (b) the Company determines at the time such Indebtedness is Incurred that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes or the ability of Cabot UK Financial to make principal or interest payments on the Proceeds Loan;”
(n)    Section 4.09(a), (b)(1) and (b)(5) of the Indenture will hereby be amended to read as follows:
“(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer or a Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries is greater than 2.0 to 1.0.

……..

(1) Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) the greater of (x) £250.0 million and (y) 17.5% of ERC, plus (ii) in the case of any refinancing of any Indebtedness permitted under this Section 4.09(b)(1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;
(5) Indebtedness of any Person (i) outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company or any Restricted Subsidiary or (ii) Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary; provided, however, with respect to this Section 4.09(b)(5), that at the time of such acquisition or other transaction (x) the Company would have been able to Incur £1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving pro forma effect to the relevant acquisition and Incurrence of such Indebtedness pursuant to this Section 4.09(b)(5) or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would not be lower than it was immediately prior to giving effect to such acquisition or other transaction;”
(o)    Section 4.10(f) and (f)(4) of the Indenture will hereby be amended to read as follows:
“(f) For the purposes of Section 4.10(a)(2) the following (or any combination thereof) will be deemed to be cash:
……..
(4) consideration consisting of Indebtedness of the Company, the Issuer or Existing Cabot Floating Rate Notes Issuer (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and”
(p)    Section 4.11(a) and (a)(2) of the Indenture will hereby be amended to read as follows:

“(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company (such transaction or series of transactions being an “Affiliate Transaction”) involving aggregate value in excess of £5.0 million unless:
(2) in the event such Affiliate Transaction, individually or together with other related Affiliate Transactions, involves an aggregate value in excess of £10.0 million, the terms of such transaction have been approved by a resolution of the majority of the members of the Board of Directors of the Company resolving that such transaction complies with Section 4.11(a)(1); and”
(q)    Section 5.01(a)(1) to the Indenture will hereby be amended to read as follows:
“(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United Kingdom, or any member state of the European Union on January 1, 2004 (other than Greece), or the United States of America, any State of the United States or the District of Columbia, Canada or any province of Canada, Norway or Switzerland and the Successor Company (if not the Company, Holdings or the Issuer, as applicable) shall expressly assume, (x) by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company, Holdings or the Issuer, as applicable, under the Notes and this Indenture and (y) all obligations of the Company, Holdings or the Issuer, as applicable, under the Intercreditor Agreement and the Security Documents;”
(r)    Section 6.01(a)(6)(A) to the Indenture will hereby be amended to read as follows:
“(6) (A) a proceeding is commenced seeking a decree or order for (i) relief in respect of the Company, Holdings, the Issuer, the Existing Floating Rate Notes Issuer, a Significant Subsidiary, or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case under any applicable Bankruptcy Law, (ii) the appointment of a receiver, administrative receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestrator, compulsory manager, commissaire, juge-commissaire, curateur or similar official of the Company, Holdings, the Issuer, the Existing Floating Rate Notes Issuer, a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all the property and assets of the Company, the Issuer or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company, Holdings, the Issuer, the Existing Floating Rate Notes Issuer, a Significant Subsidiary, or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (other than, except in the case of the Issuer, a solvent winding up or liquidation in connection with a transfer of assets among the Company and the Restricted Subsidiaries) and, in each case, such proceeding shall remain unstayed and in effect for a period of 30 consecutive days; or”

(s)    Section 11.08(b)(5) and (6) of the Indenture will hereby be amended, and sub-clause (7) will hereby be added, to read as follows:
“(5) upon full payment of all obligations of the Issuer and the Guarantors under this Indenture and the Notes;
(6) in connection with certain enforcement actions taken by the creditors under certain secured Indebtedness as provided under the Intercreditor Agreements; or
(7) as described under Article IX.”
(t)    Section 12.04 sub-clauses (5) and (6) of the Indenture will hereby be amended, and sub-clauses (7) and (8) will hereby be added, to read as follows:
“(5) as provided under Section 12.03;
(6) as provided under the Intercreditor Agreements;
(7) in order to effectuate a merger, consolidation, conveyance or transfer conducted in compliance with Section 5.01(a); provided that following such merger, consolidation, conveyance or transfer, a Lien of at least equivalent ranking over the same assets or property is granted in favor of the Security Agent (on its own behalf and on behalf of the Trustee for the Holders) to the extent such assets or property continue to exist as assets or property of the Company, the Successor Company or a Restricted Subsidiary or consist of Capital Stock of the Company or the Successor Company; and
(8) as described under Article IX.”
(u)    Section 12.06 of the Indenture will hereby be amended to read as follows:
“SECTION 12.06. Amendments to the Intercreditor Agreements. At the written direction of the Issuer and without the consent of the Holders, the Trustee or Security Agent shall from time to time enter into one or more amendments to any Intercreditor Agreement to: (i) cure any ambiguity, omission, defect or inconsistency of any such agreement, (ii) increase the amount or types of Indebtedness covered by any such agreement that may be Incurred by the Company or its Restricted Subsidiaries that is subject to any such agreement (provided that such Indebtedness is Incurred in compliance with this Indenture) (including, with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Notes), (iii) add Restricted Subsidiaries to such Intercreditor Agreement, (iv) further secure the Notes (including Additional Notes incurred in compliance with this Indenture), (v) make provision for equal and ratable pledges of the Collateral to secure Additional Notes incurred in compliance with this Indenture or to implement any Permitted Collateral Liens or (vi) make any other change to any such agreement that does not adversely affect the Holders in any material respect. Further, at the written direction of the Issuer and without the consent of the Holders, the Trustee or Security Agent shall from time to time enter into one or more amendments to any Intercreditor Agreement to amend each of the Intercreditor Agreements to (a) increase the amount specified in each of the Intercreditor Agreements as “Super Senior Hedging Amount” from £10.0 million to £20.0 million, and (b) to change the percentage amount in the definition of “Majority Super Senior Creditors” from 75 per cent. to 66 2/3 per cent. The Issuer shall not otherwise direct the Trustee or Security Agent to enter into any amendment to any Intercreditor Agreement without the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, except as otherwise permitted by Section 9.01 or as permitted by the terms of such Intercreditor Agreement, and the Issuer may only direct the Trustee or Security Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or Security Agent or, in the opinion of the Trustee or Security Agent, adversely affect the rights, duties, liabilities or immunities of the Trustee or Security Agent under this Indenture relating to the Notes or any Intercreditor Agreement.”
Section 4.    Intercreditor Agreements.
Pursuant to the Cabot Intercreditor Agreement and the Marlin Intercreditor Agreement, the Holders of Notes, by delivery of their consent, authorize and direct the Trustee to, and authorize and direct the Trustee to instruct the Security Agent to, authorize, consent to and/or sign any amendment agreement to the Cabot Intercreditor Agreement (the “Cabot ICA Amendment Agreement”) and the Marlin Intercreditor Agreement (the “Marlin ICA Amendment Agreement” and together with the Cabot ICA Amendment Agreement, the “ICA Amendment Agreements”) to amend the relevant Intercreditor Agreements as set forth in paragraphs (a) to (d) below:
(a)    The definition of “Majority Super Senior Creditors” of the Cabot Intercreditor Agreement is hereby amended to read as follows:
““Majority Super Senior Creditors” means those Super Senior Creditors whose Super Senior Credit Participations at that time aggregate more than 66 2/3 per cent. of the total Super Senior Credit Participations at that time.”
(b)    The definition of “Super Senior Hedging Amount” of the Cabot Intercreditor Agreement is hereby amended to read as follows:
““Super Senior Hedging Amount” means £20,000,000.”
(c)    The definition of “Majority Super Senior Creditors” of the Marlin Intercreditor Agreement is hereby amended to read as follows:
““Majority Super Senior Creditors” means those Super Senior Creditors whose Super Senior Credit Participations at that time aggregate more than 66 2/3 per cent. of the total Super Senior Credit Participations at that time.”
(d)    The definition of “Super Senior Hedging Amount” of the Marlin Intercreditor Agreement is hereby amended to read as follows:
““Super Senior Hedging Amount” means £20,000,000.”
Section 5.    Global Notes.
Each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as supplemented and amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Global Notes and the terms of the Indenture, as supplemented by this Supplemental Indenture, the terms of the Indenture, as supplemented by this Supplemental Indenture, shall govern and be controlling. The Company shall, as soon as practicable after the date hereof, deliver to the Depositary a true copy of this Supplemental Indenture which shall be annexed to each Global Note.
Section 6.    Ratification and Effect.

Except as hereby expressly waived, supplemented, modified and amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
Upon and after the execution of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.
Section 7.    Governing Law.
THIS SUPPLEMENTAL INDENTURE AND THE NOTES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 8.    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The Issuer and each Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture and irrevocably waive any right to trial by jury in connection with any such suit, action or proceeding. The Issuer and each Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, the Issuer and each Guarantor hereby irrevocably designate and appoint Corporation Service Company (at its office at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect. Copies of any such process so served shall also be given to the Issuer in accordance with Section 13.02 of the Indenture, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.
Section 9.    Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.	The Trustee.
The Trustee has entered into this Supplemental Indenture solely upon the request of the Issuer and assumes no obligations hereunder. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.

Section 11.	Effect of Headings.
The section headings herein are for convenience only and shall not affect the construction hereof.

Section 12.	Conflicts.
To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

Section 13.	Entire Agreement.
This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture and waivers under the Indenture set forth herein.

Section 14.	Successors.
All covenants and agreements in this Supplemental Indenture given by the parties hereto shall bind their successors.
(Signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
CABOT FINANCIAL (LUXEMBOURG) S.A.
as Issuer

By: /s/ Duncan Smith
Name: Duncan Smith
Title: Director
CABOT FINANCIAL LIMITED
as Company and Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director

CABOT FINANCIAL (LUXEMBOURG) II S.A.
as Guarantor

By: /s/ Duncan Smith
Name: Duncan Smith
Title: Director
CABOT SECURITISATION EUROPE LIMITED
as Guarantor

By: /s/ Niall Purcell
Name: Niall Purcell
Title: Director
CABOT CREDIT MANAGEMENT PLC
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director

CABOT FINANCIAL HOLDINGS GROUP LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
CABOT CREDIT MANAGEMENT GROUP LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
CABOT FINANCIAL (UK) LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
CABOT FINANCIAL (EUROPE) LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director

FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
APEX CREDIT MANAGEMENT LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MARLIN FINANCIAL GROUP LIMITED
as Guarantor
By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MARLIN FINANCIAL INTERMEDIATE LIMITED
as Guarantor
By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MARLIN FINANCIAL INTERMEDIATE II LIMITED
as Guarantor
By: /s/ Craig Buick
Name: Craig Buick
Title: Director

MARLIN MIDWAY LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
BLACK TIP CAPITAL HOLDINGS LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MARLIN SENIOR HOLDINGS LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MARLIN PORTFOLIO HOLDINGS LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
CABOT FINANCIAL (MARLIN) LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director

MARLIN LEGAL SERVICES LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MARLIN CAPITAL EUROPE LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MCE PORTFOLIO LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MFS PORTFOLIO LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
MARLIN EUROPE I LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director

MARLIN EUROPE II LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
ME III LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
ME IV LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
CABOT FINANCIAL (IRELAND) LIMITED
as Guarantor

By: /s/ Niall Purcell
Name: Niall Purcell
Title: Director
CABOT FINANCIAL (TREASURY) IRELAND LIMITED
as Guarantor

By: /s/ Orla Hughes
Name: Orla Hughes
Title: Director

CABOT ASSET PURCHASES (IRELAND) LIMITED
as Guarantor

By: /s/ Orla Hughes
Name: Orla Hughes
Title: Director
HILLESDEN SECURITIES LIMITED
as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director

CITIBANK, N.A., LONDON BRANCH
as Trustee

By: /s/ Laura Hughes
Name: Laura Hughes
Title: Vice President

SCHEDULE 1
GUARANTORS
CABOT FINANCIAL (LUXEMBOURG) II S.A.
CABOT FINANCIAL LIMITED
CABOT CREDIT MANAGEMENT PLC
CABOT SECURITISATION EUROPE LIMITED
CABOT CREDIT MANAGEMENT GROUP LIMITED (FORMERLY CABOT FINANCIAL HOLDINGS GROUP LIMITED)
CABOT FINANCIAL HOLDINGS GROUP LIMITED (FORMERLY CABOT CREDIT MANAGEMENT GROUP LIMITED)
CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED
CABOT FINANCIAL (UK) LIMITED
CABOT FINANCIAL (EUROPE) LIMITED
FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED
APEX CREDIT MANAGEMENT LIMITED
MARLIN FINANCIAL INTERMEDIATE II LIMITED
MARLIN FINANCIAL INTERMEDIATE LIMITED
MARLIN FINANCIAL GROUP LIMITED
MARLIN MIDWAY LIMITED
BLACK TIP CAPITAL HOLDINGS LIMITED
ME III LIMITED
MARLIN SENIOR HOLDINGS LIMITED
MARLIN PORTFOLIO HOLDINGS LIMITED
CABOT FINANCIAL (MARLIN) LIMITED (FORMERLY MARLIN FINANCIAL SERVICES LIMITED)
MARLIN LEGAL SERVICES LIMITED
MARLIN CAPITAL EUROPE LIMITED
MCE PORTFOLIO LIMITED
MFS PORTFOLIO LIMITED
MARLIN EUROPE I LIMITED
MARLIN EUROPE II LIMITED
ME IV LIMITED
CABOT FINANCIAL (IRELAND) LIMITED
CABOT FINANCIAL (TREASURY) IRELAND LIMITED
CABOT ASSET PURCHASES (IRELAND) LIMITED
HILLESDEN SECURITIES LIMITED